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                                                                 EXHIBIT 11.1





                   VALERO ENERGY CORPORATION AND SUBSIDIARIES

                       COMPUTATION OF EARNINGS PER SHARE
                (THOUSANDS OF DOLLARS, EXCEPT PER SHARE AMOUNTS)




                                                                                 Year Ended December 31,
                                                                  ---------------------------------------------------
                                                                        1999             1998               1997
                                                                  --------------    -------------       ------------
COMPUTATION OF BASIC EARNINGS PER SHARE:
   Income (loss) from continuing operations ..................    $       14,287    $     (47,291)      $    111,768
                                                                  ==============    =============       ============

   Loss from discontinued operations, net of
      income tax benefit .....................................    $            -     $          -       $    (15,672)
   Less:  Preferred stock dividend requirements
      and redemption premium .................................                 -                -             (4,592)
                                                                  --------------    -------------       ------------

   Loss from discontinued operations
      applicable to common stock .............................    $            -    $           -       $    (20,264)
                                                                  ==============    =============       ============

   Weighted average number of shares of
      common stock outstanding ...............................        56,086,381       56,077,671         51,662,449
                                                                  ==============    =============       ============

   Earnings (loss) per share:
      Continuing operations ..................................    $          .25    $        (.84)      $       2.16
      Discontinued operations ................................                 -                -               (.39)
                                                                  --------------    -------------       ------------
         Total ...............................................    $          .25    $        (.84)      $       1.77
                                                                  ==============    =============       ============

COMPUTATION OF EARNINGS PER SHARE
 ASSUMING DILUTION:
   Income (loss) from continuing operations assuming dilution     $       14,287    $     (47,291)      $    111,768
                                                                  ==============    =============       ============

   Loss from discontinued operations, net of
      income tax benefit .....................................    $            -    $           -       $    (15,672)
   Less:  Preferred stock dividend requirements
      and redemption premium .................................                 -                -             (4,592)
   Add:  Reduction of preferred stock dividends applicable
      to the assumed conversion of convertible preferred stock
      at the beginning of the period .........................                 -                -              4,522
                                                                  --------------    -------------       ------------

   Loss from discontinued operations applicable to
      common stock assuming dilution .........................    $            -    $           -       $    (15,742)
                                                                  ==============    =============       ============

   Weighted average number of shares of
      common stock outstanding ...............................        56,086,381       56,077,671         51,662,449
   Effect of dilutive securities:
      Stock options ..........................................           291,812                - (a)        880,864
      Performance awards .....................................           379,755                - (a)         91,151
      Convertible preferred stock ............................                 -                -          2,494,905
                                                                  --------------    -------------       ------------

   Weighted average number of shares of
     common stock outstanding assuming dilution ..............        56,757,948       56,077,671         55,129,369
                                                                  ==============    =============       ============

   Earnings (loss) per share - assuming dilution:
      Continuing operations ..................................    $          .25    $        (.84)      $       2.03
      Discontinued operations ................................                 -                -               (.29)
                                                                  --------------    -------------       ------------
         Total ...............................................    $          .25    $        (.84)      $       1.74
                                                                  ==============    =============       ============
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(a)  Various stock options and performance awards granted to employees in connection with the Company's stock compensation plans were outstanding during 1998 but were not included in the computation of diluted earnings per share from continuing operations because the effect would have been antidilutive.